UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: July 21, 2005
(Date of earliest event reported)

The Student Loan Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11616	16-1427135
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

750 Washington Boulevard
Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

(203) 975-6237
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)   The Board of Directors of The Student Loan Corporation (the "Company") appointed Michael R. Dunn as a Director of the Company, effective as of July 21, 2005.  Mr. Dunn is the Chief Financial Officer of Citigroup's Global Consumer Group, a position he has held since October 1998.  Mr. Dunn joined Citicorp in 1977 and, prior to his current role within Citigroup, has held several positions in Citicorp's Finance Division, including Deputy Controller and Sector Controller.  Mr. Dunn is a member of Citigroup's Management Committee and also serves on the Board of Banamex, Citigroup's wholly owned subsidiary headquartered in Mexico City, Mexico.

Mr. Dunn is an investor in the SSB Capital Partners I, LP and Citigroup Employee Fund of Funds I, LP, which were formed in 2000 in order to permit certain eligible employees to participate on a leveraged basis in professionally managed private equity investment funds. Participation by Mr. Dunn in these plans is on the same terms as those offered to all other employees eligible to participate. In addition, any leverage by Citigroup in connection with an employee’s investment in a fund is provided pursuant to a legally binding commitment entered into prior to the enactment of the prohibition on loans to executive officers under both the Sarbanes Oxley Act of 2002 and the Company’s Corporate Governance Guidelines. All such loans are, therefore, “grandfathered” and permissible under Sarbanes-Oxley and the Company’s Corporate Governance Guidelines. Citigroup matches each dollar invested by an employee with an additional two dollar commitment to each fund in which an employee has invested. Citigroup’s match is made by a loan to the funds in which the employee has invested. One half of the loan is full recourse to the employee and the other half is non-recourse to the employee. Before any distributions are made to an employee, distributions are paid to Citigroup to pay interest on and to repay the loan. Interest on the loans accrues quarterly at a rate determined from time to time by Citigroup as of the first business day of each quarter equal to the greater of (i) the three-month London Inter-Bank Offered Rate plus 75 basis points (as determined by Citigroup), and (ii) the short-term applicable federal rate calculated in accordance with Section 1274(d) of the Internal Revenue Code (as determined by Citigroup).

Through December 31, 2004, Citigroup made loans to Mr. Dunn in connection with the SSB Capital Partners I, LP and the Citigroup Employee Fund of Funds I, LP in the approximate aggregate amount of $76,976.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: THE STUDENT LOAN CORPORATION

Date: July 27, 2005

By: /s/ Catherine A. Birch
Name: Catherine A. Birch
Title: Vice President, Secretary
and General Counsel